SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2014

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 11, 2014, EnPro Industries, Inc. (the “Company”) announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of the $74,780,000 aggregate principal amount of its outstanding 3.9375% Convertible Senior Debentures due 2015 (the “Convertible Debentures”). The Tender Offer will expire at midnight, New York City time, at the end of Friday, September 12, 2014 (such time and date, as may be extended, the “Expiration Time”), unless extended or earlier terminated by the Company in its sole discretion. The Tender Offer is being made on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated August 11, 2014 (the “Offer to Purchase”) and the related letter of transmittal.

The Tender Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among other things, the completion and effectiveness, on or prior to the Expiration Time, of an amendment and restatement to the Company’s credit agreement governing its existing senior secured revolving credit facility, which is expected to provide for a five year, $300.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), on terms and conditions satisfactory to the Company. The Company intends to fund the purchase of any and all of the Convertible Debentures validly tendered, and not validly withdrawn, in the Tender Offer with borrowings under the Revolving Credit Facility.

The Company has received commitments to provide the Revolving Credit Facility on the terms described below from a syndicate of bank lenders. The Company expects the Revolving Credit Facility to provide for a five-year, senior secured revolving credit facility of $300.0 million. Unlike its existing credit facility, borrowing availability under the Revolving Credit Facility is not expected to be limited by reference to a borrowing base. The Company expects borrowings under the Revolving Credit Facility initially to bear interest at an annual rate of LIBOR plus 1.75% and base rate plus 0.75%, although the interest rate under the Revolving Credit Facility will be subject to increase or decrease according to a consolidated total leverage ratio. In addition, a commitment fee will accrue with respect to the unused amount of the Revolving Credit Facility at an annual rate of 0.20%, which rate will also be subject to increase or decrease based on a consolidated total leverage ratio.

The Company expects that it and its direct wholly owned subsidiary, Coltec Industries Inc, will be borrowers under the Revolving Credit Facility and that each of its domestic, consolidated subsidiaries (other than Garlock Sealing Technologies LLC, Garrison Litigation Management Group, Ltd. and their respective subsidiaries, which includes The Anchor Packing Company (collectively, “GST”), unless they become consolidated subsidiaries in the future) will guarantee the obligations of the borrowers under the Revolving Credit Facility.

The Company expects borrowings under the Revolving Credit Facility to be secured by a first priority pledge of:

•	100% of the capital stock of each domestic, consolidated subsidiary of the Company (which will exclude GST unless they become consolidated subsidiaries in the future);

•	65% of the capital stock of any first tier foreign subsidiary of the Company and its domestic, consolidated subsidiaries; and

•	substantially all of the assets (including, without limitation, machinery and equipment, inventory and other goods, accounts receivable, certain owned real estate and related fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, trade names, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash) of the Company and its domestic, consolidated subsidiaries, other than GST unless they become consolidated subsidiaries in the future.

The Company expects that the Revolving Credit Facility will contain certain financial covenants and required financial ratios, including:

•	a maximum consolidated total net leverage ratio (with total debt, for the purposes of such ratio, to exclude the intercompany notes payable to GST and to be net of up to $100 million for any measurement period ending prior to the first anniversary of the closing date of the Revolving Credit Facility and, thereafter, up to $75 million of unrestricted cash of domestic, consolidated subsidiaries) of not more than 4.0 to 1.0; and

•	a minimum consolidated interest coverage ratio of at least 2.5 to 1.0.

The Company expects the Revolving Credit Facility will contain affirmative and negative covenants (subject, in each case, to customary exceptions and qualifications and others to be agreed), including covenants that limit its ability to, among other things:

•	grant liens on assets;

•	incur additional indebtedness (including guarantees and other contingent obligations);

•	make certain investments (including loans and advances);

•	merge or make other fundamental changes;

•	sell or otherwise dispose of property or assets;

•	pay dividends and other distributions and prepay certain indebtedness;

•	make changes in the nature of its business;

•	enter into transactions with affiliates;

•	enter into burdensome contracts;

•	make certain capital expenditures; and

•	modify or terminate documents related to certain indebtedness.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

Item 8.01	Other Events.

On August 11, 2014, the Company issued a press release announcing the commencement of the Tender Offer. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1	Press release of EnPro Industries, Inc. dated August 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of EnPro Industries, Inc. dated August 11, 2014